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EXHIBIT 10.3


                           ACT TELECONFERENCING, INC.
                         1658 Cole Boulevard, Suite 130
                             Golden, Colorado 80401


                                                October 11, 2001


GMN Investors II, L.P.
20 William Street, Suite 250
Wellesley, MA  02481


Gentlemen:

         Reference is made to the Securities Purchase Agreement, dated as of October 15, 1999 (the "PURCHASE AGREEMENT"), between ACT Teleconferencing, Inc., a Colorado corporation (the "COMPANY") and GMN Investors II, L.P. ("GMN"), pursuant to which GMN purchased certain preferred stock and warrants to purchase common stock of the Company. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement.

         GMN has agreed with the Company, subject to the terms and conditions hereof, to exchange certain shares of the Company's Series A Preferred Stock, no par value per share (the "SERIES A PREFERRED STOCK"), for certain shares of the Company's Common Stock, no par value per share (the "COMMON STOCK") and to have the Company redeem certain other shares of Series A Preferred Stock held by GMN.

         Each of the Company and GMN intend that, for United States Federal income tax purposes, the exchange described above shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

         In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to all of the terms and conditions hereof and in reliance of the representations and warranties contained herein, the Company agrees with you as follows:

         1. EXCHANGE OF SECURITIES. (a) On the date hereof, the Company shall issue to GMN, and GMN shall accept from the Company, 200,000 shares of Common Stock

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(the "COMMON SHARES") in exchange for 1,310 shares of Series A Preferred
Stock (the "EXCHANGED SECURITIES") of the Company.

         (b) The closing of the exchange of the Exchanged Securities for the Common Shares shall take place at the offices of the Company on the date hereof. At the closing, (i) the Company shall deliver stock certificates evidencing the Common Shares to GMN and (ii) GMN shall deliver the Exchanged Securities to the Company, together with duly executed stock powers, free and clear of all liens, claims or encumbrances.

         2. REDEMPTION OF PREFERRED SHARES. (a) On the date hereof, the Company shall pay to GMN, by wire transfer of immediately available funds, $690,000 constituting the aggregate liquidation preference on 690 shares of Series A Preferred Stock held by GMN (the "REDEEMED SHARES"), PLUS accrued and unpaid dividends on such shares and on the Exchanged Shares through the date hereof in the aggregate amount of $338,176.

         (b)      The closing of the purchase and sale contemplated by
Section 2(a) hereof shall take place at the offices of the Company on the date hereof. At the closing, (i) the Company shall deliver $1,028,176 to GMN by wire transfer of immediately available funds and (ii) GMN shall deliver certificates representing the Redeemed Shares to the Company, together with duly executed stock powers, free and clear of all liens, claims and encumbrances.

         3. WARRANTS. On the date hereof, the Company shall amend and restate the Warrant to read as set forth on EXHIBIT A hereto. Such amended and restated Warrant shall constitute the "Warrant", under and as defined in the Purchase Agreement (and each other Financing Agreement), and the shares of Common Stock issued upon exercise thereof shall be "Warrant Stock" for all purposes thereof. Notwithstanding any provision contained in the Warrant to the contrary, GMN agrees not to exercise the Warrant on or prior to November 2, 2001 and the Company agrees not to require an opinion of counsel in connection with any transfer of the Warrants pursuant to the terms thereof.

         4. AMENDMENTS TO PURCHASE AGREEMENT. Sections 7, 8, 9, and10 of the Purchase Agreement are hereby deleted and shall be of no further force or effect from and after the date hereof.

         5.       REPRESENTATIONS AND WARRANTIES.

         5.1.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         (a) The Company has all requisite power and full legal right to enter into this Agreement and to perform all of its agreements and obligations hereunder in accordance with its terms.

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         (b)      Each of this Agreement and the amended and restated
Warrant, when executed and delivered by the Company in accordance with the terms contained herein, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms.

         (c) Performance of this Agreement and the Warrant and compliance with the provisions hereof and thereof will not violate any provision of any applicable law or of the Certificate of Incorporation or by-laws of the Company. Such performance or compliance will not conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound.

         (d) No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required on the part of the Company for the execution and delivery of this Agreement or the Warrant by the Company or for the consummation of the transactions contemplated hereby or thereby.

         (e) The issuance of the Common Shares is not subject to pre-emptive rights in any present or future stockholders of the Company, and does not conflict with any provision of any agreement to which the Company is a party or by which it is bound. Upon consummation of the transactions contemplated hereby, all Common Shares will have been duly authorized, validly issued, fully paid and non-assessable. The Common Shares, when issued, shall be eligible for re-sale by GMN, subject only to the provisions of Rule 144 of the Securities Act. The Company shall deliver to GMN, upon receipt of stock certificates representing the Common Shares, new stock certificates bearing no legends thereon at any time after October 19, 2001, such shares then being eligible for re-sale under Rule 144(k) of the Securities Act.

         5.2.     REPRESENTATIONS AND WARRANTIES OF GMN.

         (a) GMN has all requisite power and full legal right to enter into this Agreement, to perform all of its agreements and obligations hereunder in accordance with its terms. This Agreement, when executed and delivered by GMN in accordance with the terms contained herein, will constitute the legal, valid and binding obligation of GMN, enforceable against GMN in accordance with its terms.

         (b) GMN owns the Exchanged Securities and the Redeemed Shares beneficially and of record, free and clear of all liens, restrictions, encumbrances, charges and adverse claims; GMN has the full power, capacity and authority to exchange, sell, assign, transfer and deliver the Exchanged Securities and the Redeemed Shares to the Company; and such transfers will vest in the Company good and marketable title to the

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Exchanged Securities and the Redeemed Shares, free and clear of all liens, restrictions, encumbrances, charges and adverse claims.

         6. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

         (a) the execution and delivery by the parties hereto of this Agreement;

         (b) the execution and delivery by the Company to GMN of the amended and restated Warrant;

         (c) payment by the Company to GMN of $6,000, constituting the pro rated portion of Monitoring Fees owing to GMN (or an affiliate thereof) pursuant to the Fee Agreement; and

         (d) payment in full of all legal fees charged and expenses incurred by counsel to GMN through the date hereof in connection with the transactions contemplated hereby.

         7. MUTUAL RELEASE. In consideration of the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto hereby (a) acknowledges that the agreements contained herein are made in full settlement and satisfaction of all claims such party or any of its affiliates may have against the other party hereto and any of its officers, directors, stockholders, partners or employees (the "RELEASEES") through the date of this Agreement, and (b) further agrees that the Releasees are hereby released from all such claims and from all other actions, liabilities, damages and obligations which such party or any of its affiliates, or any of its successors or assigns, ever had or now have or may have whether known or unknown against the Releasees arising from any agreements or relationships that such person has had or has with any of the Releasees through the date hereof, including without limitation, claims relating to the Preferred Shares, compliance with covenants, and registration rights, whether arising under the Purchase Agreement or any other Financing Agreement. Notwithstanding anything contained herein to the contrary, neither of the parties hereto shall be released from any of its obligations to the other under this Agreement, nor shall the Company be released from any of its obligations from and after the date hereof under and pursuant to the Warrants. Without limiting the foregoing, GMN hereby consents to the Company's sale of 769,231 shares of Common Stock to Special Situations Funds at a purchase rice per share equal to $6.50 and to the Company's acquisition of certain assets of PictureTel Corporation on the terms disclosed to GMN by the Company.

         8. FURTHER ASSURANCES; FINANCING AGREEMENT. Each party shall execute and deliver all such further documents and instruments and do all acts and things as the other party may after the date hereof reasonably require to carry out or better

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evidence or perfect the full intent and meaning of this Agreement. This
Agreement constitutes a "Financing Agreement" for all purposes of the Purchase Agreement.

         9. SUCCESSORS AND ASSIGNS. All terms of this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of law thereof.

         11. AMENDMENTS, WAIVERS, ETC. No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and fully executed by the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

         12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         13. EFFECT OF HEADINGS. The introduction and paragraph headings in this Agreement are for convenience of reference only and shall not affect the construction hereof.

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                                        ACT TELECONFERENCING, INC.


                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:

Agreed:

GMN INVESTORS II, L.P.
By:  GMN Investors, LLC


By:
   ---------------------------------
Name:
Title:


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